UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2008

Alfacell Corporation
(Exact name of registrant as specified in its charter)

0-11088
(Commission File Number)

Delaware	22-2369085
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

300 Atrium Drive, Somerset, NJ 08873
(Address of principal executive offices, with zip code)

(732) 652-4525
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

          On April 28, 2008, Alfacell Corporation (“Alfacell” or the “Company”) announced that Kuslima Shogen, the Company’s chief executive officer and scientific founder, will retire from the Company on or before March 31, 2009. On April 25, 2008, Alfacell entered into a retirement agreement (the “Retirement Agreement”) with Ms. Shogen. Under the terms of the Retirement Agreement, Ms. Shogen will be entitled to receive her current annual salary of $300,000 and participate in all benefit plans available for the Company’s executives through her retirement date, which will occur on or before March 31, 2009 (the “Termination Date”). Ms. Shogen will receive retirement payments of $300,000 for each of the two years after the Termination Date.

          The options to purchase the Company’s common stock currently held by Ms. Shogen will remain exercisable after Ms. Shogen’s retirement in accordance with their terms. No change was made to the terms of such existing options under the Retirement Agreement, except the Compensation Committee of the Company’s Board of Directors amended the Company’s 1993 Stock Option Plan and 1997 Stock Option Plan to allow such options to be transferred by Ms. Shogen to members of her family. The Compensation Committee has agreed to give Ms. Shogen the ability to transfer her existing options granted under the 2004 Stock Incentive Plan (the “Plan”) to members of her family.

          If Ms. Shogen elects COBRA continuation coverage after the Termination Date, the Company will pay for Ms. Shogen’s COBRA insurance continuation premiums until the earliest of the second anniversary of the Termination Date, the date Ms. Shogen is no longer eligible for COBRA insurance overage under applicable law or the date on which Ms. Shogen becomes eligible for Medicare. In the event Ms. Shogen becomes ineligible for COBRA coverage under the Company’s insurance plans for any reason other than her death prior to the second anniversary of the Termination Date, the Company will make a lump sum cash payment to Ms. Shogen equal to the amount of the premiums the Company would have had to pay to maintain Ms. Shogen’s coverage under the Company’s insurance plans had Ms. Shogen remained eligible for coverage under such plans for the period commencing on the date Ms. Shogen became ineligible for such coverage and ending on the second anniversary of the Termination Date.

          Pursuant to the terms of the Retirement Agreement, Ms. Shogen has also agreed to terminate the Royalty Agreement dated July 24, 1991, as amended on April 16, 2001 by and between the Company and Ms. Shogen (the “Royalty Agreement”). The terms of the Royalty Agreement are described in Item 1.02.

          In exchange for termination of the Royalty Agreement, the Company will make the following payments and awards to Ms. Shogen:

  A lump sum payment of $500,000 to be made within ten business days of the date of the Retirement Agreement, from which Alfacell will be entitled to deduct the amount of the outstanding principal and accrued interest of $187,410 owed by Ms. Shogen to Alfacell as of the date of the Retirement Agreement.

  If the new drug application for ONCONASE® for the treatment of malignant mesothelioma (the “NDA”) is approved by the United States Food and Drug Administration (the “FDA”), Ms. Shogen will receive a one time payment equal to 5% of the initial milestone payment payable to the Company by Par Pharmaceutical Inc. (“Par”) pursuant to the

  License Agreement dated as of January 14, 2008 by and between the Company and Par (the “License Agreement”).

  If the NDA is approved by the FDA, Ms. Shogen will also receive a payment of $350,000 on each of the first and second anniversaries of the date of such approval for a total payment of $700,000.

  An option (the “Option”) to purchase an aggregate of 1,000,000 shares of the Company’s common stock under the Plan at an exercise price equal to the fair market value of the common stock as of the date of the Retirement Agreement as determined under the Plan. The Option has a term of ten years and will become exercisable only upon the approval of the NDA by the FDA. As the result of the option to purchase 250,000 shares of common stock granted under the Plan to Ms. Shogen on March 5, 2008 in connection with the Company’s execution of the License Agreement and in order to enable the Company to grant this Option to Ms. Shogen, the Board of Directors amended the annual award limitation for a participant in the Plan for 2008 as it relates to Ms. Shogen from 1,000,000 shares to 1,250,000 shares.

  Payments equal to 15% of any royalties payable with respect to net sales which are received by Alfacell pursuant to any and all license agreements entered into by Alfacell for the marketing and distribution of ONCONASE® and any other products derived from amphibian source extract, produced either as a natural, synthesized, and/or genetically engineered drug which are covered by the claims of any issued patent owned or controlled by Alfacell which is issued and valid as of December 31, 2007 (the “Licensed Products”) and 5% of net sales of Licensed Products which Alfacell books on its financial statements but only to the extent that the aggregate annual net sales of Licensed Products upon which such royalty payments are received by Alfacell and annual net sales of Licensed Products booked by Alfacell when combined are in excess of $100 million in a year. In the event either or both of the aggregate annual net sales of Licensed Products upon which Alfacell receives royalties and the annual net sales of Licensed Products which Alfacell books on its financial statements are less than $100 million, but when combined such aggregate annual net sales exceed $100 million, the payments to be received by Ms. Shogen in that year will be paid with respect to the amount of such aggregate net sales that exceeds $100 million and pro rated between the 15% Ms. Shogen is entitled to receive on royalties received by Alfacell and the 5% Ms. Shogen is entitled to receive on net sales booked by Alfacell based upon the percentage of the total net sales of the Licensed Products that year represented by aggregate net sales upon which Alfacell receives a royalty and the net sales booked by Alfacell. Ms. Shogen’s rights to receive these payments shall terminate when all claims under the relevant patents which cover the Licensed Products have expired.

          A copy of the Retirement Agreement dated April 25, 2008 by and between the Company and Ms. Shogen is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

Item 1.02  Termination of a Material Definitive Agreement.

          Pursuant to the Retirement Agreement with Kuslima Shogen described in Item 1.01, the Company and Ms. Shogen agreed to terminate the Royalty Agreement. The materials terms of the Retirement Agreement are described in Item 1.01 and incorporated herein by reference.

          Under the terms of the Royalty Agreement, Ms. Shogen was entitled to receive an amount equal to 15% of any gross royalties which the Company may receive from any license(s) with respect to its lead drug product candidate, ONCONASE®, or any other products derived from amphibian source extract, produced either as a natural, synthesized, and/or genetically engineered drug for which Alfacell is the owner or co-owner of the patents, or acquires such rights in the future, for a period not to exceed the life of the patents. If Alfacell manufactured and marketed any of these drugs, then Ms. Shogen was entitled to receive an amount equal to 5% of gross sales from any products sold during the term of the patents. Ms. Shogen would receive the 15% royalty payment relating to licenses or 5% of net sales relating to sales but not both, unless both Alfacell and the licensee marketed the licensed product. A copy of the Royalty Agreement was filed as an exhibit to Alfacell's Form 10-Q for the quarter ended January 31, 2007, filed with the Commission on March 12, 2007, and is incorporated herein by reference.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

          On April 28, 2008, Alfacell announced that Kuslima Shogen, the Company’s chief executive officer and scientific founder, will retire from the Company on or before March 31, 2009 pursuant to the Retirement Agreement as described in Item 1.01.

          On April 28, 2008, the Company also announced that Lawrence A. Kenyon has been named president. Mr. Kenyon has served as Executive Vice President, Chief Financial Officer and Corporate Secretary at Alfacell since January 2007 and as Chief Operating Officer since November 2007. Mr. Kenyon will continue to serve in those roles. A description of Mr. Kenyon's previous business experience was included in Alfacell's Form 8-K filed with the Commission on January 19, 2007, which description is incorporated herein by reference.

          There is no arrangement or understanding between Mr. Kenyon and any other persons pursuant to which Mr. Kenyon was selected as president. The Company is not aware of any transactions involving Mr. Kenyon requiring disclosure under Item 404(a) of Regulation S-K.

          A copy of the press release announcing Ms. Shogen’s retirement and Mr. Kenyon’s appointment is attached hereto as Exhibit 99.2, which is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1	Retirement Agreement dated April 25, 2008 by and between Alfacell Corporation and Kuslima Shogen.

99.2	Press Release of Alfacell Corporation dated April 28, 2008.

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALFACELL CORPORATION

Date: April 28, 2008	By:	/s/ Lawrence A. Kenyon
Lawrence A. Kenyon President, Chief Financial Officer and Corporate Secretary